UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2011
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-06072 (Commission File Number)	58-1035424 (IRS Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 263-9200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2011, the Board of Directors (the “Board”) of EMS Technologies, Inc. (the “Company”, “we”, “us” or “our”) approved amendments to various compensatory agreements or arrangements in which its named executive officers or directors participate. The amendments were made in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated June 13, 2011 between the Company, Honeywell International Inc. (“Honeywell”) and Egret Acquisition Corp., a wholly owned subsidiary of Honeywell (“Purchaser”), pursuant to which Honeywell will acquire the Company in an all-cash transaction. Under the terms of the Merger Agreement, Purchaser will commence a tender offer to acquire all of the outstanding shares of common stock of the Company. Upon successful completion of the transaction, Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Honeywell.
Mackay Amended and Restated Executive Protection Agreement
On June 12, 2011, the Company and Dr. Neilson A. Mackay, the Company’s President and Chief Executive Officer, entered into an Amended and Restated Executive Protection Agreement (the “Amended EPA”). The Amended EPA includes a new non-compete provision that prohibits Dr. Mackay from competing with the Company for six months following a termination of his employment for any reason. In connection with the addition of the non-compete, the Amended EPA allocates $500,000 of any payments ultimately paid to Dr. Mackay under the Amended EPA as consideration for the non-compete. This description is qualified in its entirety by reference to the Amended EPA, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Amendment to Mackay March 2007 Letter Agreement
When Dr. Mackay transferred to the United States from our Canadian subsidiary in 2007, we entered into a letter agreement with him dated March 19, 2007. The letter agreement, which was filed with the Securities and Exchange Commission, provides that if Dr. Mackay is involuntarily terminated without cause he would be entitled to severance payments determined by reference to Canadian law and practice, which is more generous to the terminated executive than we typically otherwise provide to a terminated executive. We previously estimated that our obligations under that agreement would be 1.5 to 2.0 times Dr. Mackay’s annual compensation.
On June 12, 2011, the Company and Dr. Mackay entered into an amendment to his March 19, 2007 letter agreement (the “Amended Letter Agreement”) that clarifies the payments that Dr. Mackay would receive in the event of certain terminations of employment. Pursuant to the Amended Letter Agreement, Dr. Mackay is not entitled to any payments and/or benefits under the Amended Letter Agreement if he receives payments under the Amended EPA as a result of a termination of employment within 24 months following a change in control.
The Amended Letter Agreement provides that to the extent Dr. Mackay’s employment is terminated as a result of his involuntary termination (other than for cause or as a result of disability or death), or voluntarily by him due to Company-initiated adverse changes in duties, compensation or benefits, or change in principal location for the performance of the officer’s duties, and he is not receiving payments under the Amended EPA, the Company will (a) pay, for 21 months following the date of termination, the sum of his monthly base salary in effect on the date of termination, and one-twelfth (1/12th) of the average of the bonuses paid to him for the three calendar years preceding his termination; and (b) provide health and life insurance benefits for 21 months following the date of termination. The Amended Letter Agreement includes a new non-compete provision that prohibits Dr. Mackay from competing with the Company for six months following a termination of his employment for any reason following a change in control. In connection with the addition of the non-compete, and in order to encourage him to remain employed with the Company following a change in control, the Company will make a cash retention payment of $500,000, provided that Dr. Mackay remains employed with the Company or its successor for two years following the change in control.

This description is qualified in its entirety by reference to the Amended Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Amendment to the Employee Performance Bonus Plan
The Board amended the terms of the Employee Performance Bonus Plan to provide that if a participant is employed by the Company at the effective time of the Merger, and the participant does not resign prior to the applicable bonus approval date, the participant will receive his or her target bonus even if the participant is terminated as a result of the Merger (other than a termination for cause). This description is qualified in its entirety by reference to the amendment to the Employee Performance Bonus Plan, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.
Amendments to Stock Incentive Plans and Treatment of Stock Options and Restricted Stock
The Company’s 1997 Stock Incentive Plan, 2000 Stock Incentive Plan and 2007 Stock Incentive Plan (the “Stock Plans”) were amended to provide that if (1) a tender offer to purchase for cash all of the outstanding shares of common stock of the Company is commenced, (2) the Company is party to a reorganization in which it does not survive, including a merger, consolidation, or acquisition of the stock or substantially all of the assets of the Company, or (3) the Company is party to any reorganization in which it does survive, including a merger, consolidation or acquisition of the stock or substantially all the assets, but in which the outstanding shares of the Company are converted into cash as a result of the transaction, the Board may cause all outstanding stock options to become 100% vested in connection with such a transaction, all outstanding stock options to be exercisable at any time prior to the occurrence of such a transaction, and all outstanding stock options not exercised as of the occurrence of such a transaction to be cancelled in exchange for payments of cash. The Stock Plans were also amended to provide that they will terminate at the effective time of the Merger.
In accordance with the terms of the stock award agreements, the Board has determined that all options granted under the Stock Plans that are outstanding as of the date of the determination will, upon the commencement of a tender offer to purchase for cash all the outstanding shares of the Company’s common stock (provided that the time of the acceptance for payment of such shares pursuant to the tender offer occurs), vest and be exercisable during the tender offer, that any unexercised stock options with an exercise price that is less than the per-share Merger consideration will be terminated and converted into cash at the effective time of the Merger, and that any unexercised stock options with an exercise price that exceeds the per-share Merger consideration will be terminated and no longer exercisable.
In addition, the terms of the Company’s outstanding restricted stock were amended to provide that, as of the time that shares are accepted for purchase pursuant to the tender offer, all then-remaining restrictions will lapse and the restricted stock will be free of all restrictions and become fully vested and transferable.
This description is qualified in its entirety by reference to the amendments to the Stock Plans, a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference herein.
Amendment of the Directors Deferred Compensation Plan
The Board amended the Directors Deferred Compensation Plan (the “Directors Plan”) to provide that it will terminate at the effective time of the Merger, and that each participant’s deferral account will convert to cash and be paid to each participant in a lump sum within 30 days after the termination of the plan. This description is qualified in its entirety by reference to the amendment to the Directors Plan, a copy of which is attached hereto as Exhibit 10.5 and incorporated by reference herein.
Amendment of the Employee Stock Purchase Plan
The Board suspended, effective immediately, the operation of the Employee Stock Purchase Plan (“ESPP”) and amended the ESPP to provide that it will terminate at the effective time of the Merger.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Amended and Restated Executive Protection Agreement between the Company and Dr. Neilson A. Mackay, dated June 12, 2011.

10.2	Amendment No. 1 to March 19, 2007 Letter Agreement with Dr. Neilson A. Mackay, dated June 12, 2011.

10.3	Amendment to the Employee Performance Bonus Plan.

10.4	Amendments to the 1997 Stock Incentive Plan, 2000 Stock Incentive Plan and 2007 Stock Incentive Plan.

10.5	Amendment to the Directors Deferred Compensation Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2011

EMS TECHNOLOGIES, INC.
By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Amended and Restated Executive Protection Agreement between the Company and Dr. Neilson A. Mackay, dated June 12, 2011.

10.2	Amendment No. 1 to March 19, 2007 Letter Agreement with Dr. Neilson A. Mackay, dated June 12, 2011.

10.3	Amendment to the Employee Performance Bonus Plan.

10.4	Amendments to the 1997 Stock Incentive Plan, 2000 Stock Incentive Plan and 2007 Stock Incentive Plan.

10.5	Amendment to the Directors Deferred Compensation Plan.